As filed with the Securities and Exchange Commission on March 9, 2009
Registration No. 333-155774
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1
TO
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Chartered Semiconductor Manufacturing Ltd.
(Exact name of registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)

Republic of Singapore	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
60 Woodlands Industrial Park D
Street 2, Singapore 738406
(65) 6362-2838
(Address and telephone number of registrant’s principal executive offices)

Chartered Semiconductor Manufacturing, Inc.
880 N. McCarthy Blvd, Suite 100
Milpitas, California 95035
(408) 941-1100
(Name, address and telephone number of agent for service)

Copies to:

Michael W. Sturrock, Esq. Latham & Watkins LLP 9 Raffles Place #42-02 Republic Plaza Singapore 048619 (65) 6536-1161	Tan Tze Gay, Esq. Leonard Ching, Esq. Allen & Gledhill LLP One Marina Boulevard #28-00 Singapore 018989 (65) 6890-7188

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum
Title of each class of	Amount to be	aggregate price per	Proposed maximum	Amount of
securities to be registered	registered	unit	aggregate offering price	registration fee
Debt Securities(1)
Ordinary Shares, including ordinary shares represented by American Depositary Shares(1)(2)
Preference Shares(1)
Warrants(1)
Total	(1)	(1)	(1)	$0(1)

(1)	The registrant previously filed a Registration Statement on Form F-3 with the Securities and Exchange Commission (the “SEC”) on March 12, 2001 (File No. 333-56878) (as amended, the “Prior Registration Statement”), and paid a filing fee to the SEC of $1,000,000 (the “Prior Filing Fee”) in connection therewith. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form F-3 includes (i) an indeterminate number of unsold Debt Securities, Ordinary Shares, Preference Shares and Warrants up to a total dollar amount of $955,000,000 as may be issued from time to time by the registrant, including issuances of Debt Securities, Ordinary Shares, Preference Shares and Warrants upon the exercise or conversion of Debt Securities, Preference Shares and Warrants, to the extent any such securities are, by their terms, exercisable or convertible into Debt Securities, Preference Shares or Warrants and (ii) an indeterminate number of unsold Ordinary Shares up to a total dollar amount of $1,000,000,000 as may be offered from time to time by the selling shareholder, in each case being carried forward from the Prior Registration Statement. The Prior Filing Fee will continue to be applied to such unsold securities.

(2)	The registrant previously caused to be registered 200,000,000 American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of Ordinary Shares pursuant to Registration Statements on Form F-6. Each American Depositary Share represents ten Ordinary Shares.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 9, 2009

PROSPECTUS

$1,955,000,000

Chartered Semiconductor
Manufacturing Ltd.

Debt Securities
Ordinary Shares
Preference Shares
Warrants

We may offer and sell the securities in any combination from time to time in one or more offerings. This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This means:

•	we may issue the debt securities, ordinary shares (directly or in the form of American Depositary Shares, or ADSs), preference shares, and warrants covered by this prospectus from time to time;

•	ordinary shares (directly or in the form of ADSs) may also be offered by the selling shareholder under this prospectus from time to time;

•	we will provide a prospectus supplement each time we issue or the selling shareholder transfers the securities; and

•	the prospectus supplement will provide specific information about the terms of that offering and the terms of the securities and also may add, update or change information contained in this prospectus.

You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities. Our ordinary shares are listed on the Singapore Exchange Securities Trading Limited under the symbol “Chartered” and our ADSs are quoted on the NASDAQ Global Select Market under the symbol “CHRT.”

Investing in our securities involves risks. See the “Risk Factors” section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.

We or the selling shareholder may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

This Prospectus is dated          , 2009

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we filed with the SEC using a “shelf” registration or continuous offering process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $955,000,000. In addition, under the shelf process, the selling shareholder may from time to time sell ordinary shares (directly or in the form of ADSs) described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000.

This prospectus provides you with a general description of the securities we or the selling shareholder may offer. Each time we or the selling shareholder sell securities we or the selling shareholder will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of the securities, you should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. Neither we, the selling shareholder nor any underwriters or agents have authorized anyone to provide you with different information. Neither we nor the selling shareholder are offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of these documents.

We or the selling shareholder may sell securities to underwriters who will sell the securities to the public at a fixed offering price or at varying prices determined at the time of sale. The prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.

Unless otherwise mentioned or unless the context requires otherwise, all references in this document to “Chartered,” “our company,” “we,” “our” and “us” refer to Chartered Semiconductor Manufacturing Ltd., a limited liability company formed in the Republic of Singapore, and its subsidiaries. When we refer to “Singapore dollars” and “S$” in this document, we are referring to Singapore dollars, the legal currency of Singapore. When we refer to “U.S. dollars,” “dollars,” “$” and “US$” in this document, we are referring to United States dollars, the legal currency of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities we and the selling shareholder are offering. This prospectus does not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we and the selling shareholder are offering. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the offices of the SEC and may be inspected without charge.

We are subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under the Exchange Act, we are required to file annual and special reports and other information with the Securities and Exchange Commission. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Our SEC filings, including the registration statement, are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2008 filed with the SEC on February 27, 2009.

•	our report on Form 6-K submitted to the SEC on February 27, 2009.

•	our registration statement on Form 8-A/A filed with the SEC on March 1, 2006 and the amendment thereto filed with the SEC on March 16, 2007.

•	with respect to each offering of the securities under this prospectus, all subsequent reports on Form 20-F and any report on Form 6-K that indicates it is being incorporated by reference, in each case, that we file with or submit to the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Chartered Semiconductor Manufacturing Ltd.
60 Woodlands Industrial Park D, Street 2
Singapore 738406
(65) 6362 2838
Attention: Legal Department

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. Neither we nor the selling shareholder are making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

OUR COMPANY

Chartered is one of the world’s leading dedicated semiconductor foundries. We provide comprehensive wafer fabrication services and technologies to semiconductor suppliers and systems companies globally. We focus on providing foundry services to customers that serve high-growth, technologically advanced applications for the communications, computer and consumer sectors.

We currently own, or have an interest in, six fabrication facilities — Fabs 2, 3, 3E, 5, 6 and 7, all of which are located in Singapore. Fab 7 is our only 300-mm facility.

We have service operations in nine locations in seven countries throughout North America, Europe and Asia.

We were incorporated under the laws of the Republic of Singapore on November 16, 1987. As of March 9, 2009, we were approximately 59.36% owned by Singapore Technologies Semiconductors Pte Ltd, or STS, a wholly-owned subsidiary of Temasek Holdings (Private) Limited, or Temasek. Temasek’s sole shareholder is the Minister for Finance (Incorporated) of Singapore and it is an Asia investment company with investments in a range of industries, which include telecommunications and media, financial services, property, transportation and logistics, energy and resources, infrastructure, engineering and technology, as well as pharmaceuticals and biosciences.

Our principal executive and registered offices are located at 60 Woodlands Industrial Park D, Street 2, Singapore 738406. Our telephone number is +65-6362-2838. Information pertaining to our company and our SEC filings are available on our website, www.charteredsemi.com. However, information contained on our website does not constitute a part of this document.

FORWARD-LOOKING STATEMENTS

This prospectus and accompanying prospectus supplements contain or incorporate statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements can be identified by the use of forward-looking language such as “will likely result”, “may”, “are expected to”, “is anticipated”, “estimate”, “projected”, “intends to”, or other similar words. Our actual results, performance or achievements could be significantly different from the results expressed in or implied by these forward-looking statements. These statements are subject to certain risks and uncertainties, including but not limited to certain risks described in the prospectus supplement or the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus and the prospectus supplements. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should refer to our reports filed with the SEC for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward- looking statements.

The “Risk Factors” section of this prospectus directs you to a description of the principal contingencies and uncertainties to which we believe we are subject.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 20-F, and in our updates, if any, to those Risk Factors in our reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise described in any prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes, which may include capital expenditures, acquisitions, refinancings of indebtedness, working capital and repurchases/redemptions of securities.

We will not receive any proceeds from the sale of any securities by the selling shareholder.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The following table sets forth our consolidated ratio of earnings to fixed charges and our consolidated ratio of earnings to combined fixed charges and preferred dividends for the periods indicated.

	Fiscal Year Ended December 31,
	2004	2005	2006	2007	2008

Ratio of earnings to fixed charges	—	—	1.93X	—	—
Deficiency of earnings available to cover fixed charges (in thousands of US dollars)	$18,064	$127,830	—	$7,486	$95,987
Ratio of earnings to combined fixed charges and preferred dividends	—	—	1.77X	—	—
Deficiency of earnings available to cover combined fixed charges and preferred dividends (in thousands of US dollars)	$18,064	$131,026	—	$17,149	$106,029

For purposes of calculating the ratio of earnings to fixed charges and the deficiency, if any, and the ratio of earnings to combined fixed charges and preferred dividends and the deficiency, if any, earnings consists of income (loss) before income taxes and minority interest, adjusted to remove equity in income (loss) of equity affiliates, and to add fixed charges, amortization of capitalized interest and distributed income of equity affiliates, less interest capitalized. Fixed charges consist of interest expensed and capitalized, amortization of capitalized expenses related to indebtedness, plus an estimated interest portion of rental expenses on operating leases. Preferred dividends consist of accretion charges related to our convertible redeemable preference shares.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness, unless otherwise specified in the applicable prospectus supplement.

The debt securities offered hereby will be issued under an indenture between us and a trustee to be named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. We have filed a form of the indenture as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and detailed or determined in the manner provided in an officers’ certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement) relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, premium, and interest on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	whether the debt securities will be convertible into our ordinary shares (including ordinary shares represented by ADSs) or exchangeable for other of our securities, and if so, the terms of conversion or exchange;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”), as described in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities.  You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System.  Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. We expect the Depositary to follow the following procedures with respect to book-entry debt securities:

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security (“participants”) or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by the global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described herein, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture. (Section 2.14.6)

We will make payments of principal of, and premium and interest on book-entry debt securities to the Depositary or its nominee, as the case maybe, as the registered holder of the related global debt security. (Section 2.14.5) We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the Depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the

Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an Event of Default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information in this section concerning the Depositary and the Depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

Unless we state otherwise in (a) the applicable prospectus supplement and in a supplement to the indenture, (b) a board resolution, or (c) an officers’ certificate delivered pursuant to the indenture, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness, or from securing any such indebtedness by a lien on any of our or our subsidiaries’ property or capital stock, or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person in a transaction in which we are not the surviving entity, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

•	the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of Singapore or any United States domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of or premium on any debt security of that series when due and payable; default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	an event of default under any of our debt (including a default with respect to debt securities of any series other than that series) or any subsidiary, whether that debt exists today or is created at a later date,

—	if the default results from our failure to pay the debt when it becomes due;

—	the principal amount of the debt, together with the principal amount of any other debt in default for failure to pay principal at stated final maturity or the maturity of which has been accelerated, totals $100 million or more at any one time outstanding; and

—	the debt is not discharged or the acceleration is not rescinded or annulled within 30 days after we receive written notice as provided in the indenture; provided, that if the default with respect to such debt is remedied or cured by us or waived by the holders of such debt before entry of judgment in favor of the relevant trustee, then the event of default will be deemed likewise to have been remedied, cured or waived;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) An Event of Default may also be an event of default under our bank credit agreements in existence from time to time and under certain guaranties by us of any subsidiary indebtedness. In addition, certain Events of Default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and premium of all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal and premium with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) For information as to waiver of defaults see the discussion under “— Modification and Waiver” below. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an Event of Default and the continuation of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if its corporate trust committee or a committee of its responsible officers in good faith determines that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:

•	change the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of that series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or United States Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the restrictive covenants contained in Sections 4.2, 4.3 through 4.6 and Section 5.1 of the indenture, as well as any additional covenants contained in a supplement to the indenture, a board resolution or an officers’ certificate delivered pursuant to the indenture; and

•	Events of Default under Section 6.1(e) of the indenture will not constitute a default or an Event of Default with respect to the debt securities of that series.

The conditions include:

•	depositing with the trustee money and/or United States Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

Covenant Defeasance and Events of Default.  In the event we exercise our option not to comply with certain covenants of the indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or United States Government Obligations or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we will remain liable for those payments.

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•	direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 10.10)

DESCRIPTION OF ORDINARY SHARES

Set forth below is a description of our ordinary shares and a brief summary of the basic rights and privileges of our ordinary shareholders conferred by our Articles of Association and the laws of Singapore. This description is only a summary and is qualified by reference to Singapore law and our Articles of Association, as amended, a copy of which was filed as an exhibit to our company’s report on Form 6-K (File No. 000-27811), as submitted with the SEC on August 2, 2007, which exhibit is incorporated herein by reference.

General

We have one class of ordinary shares, which have identical rights in all respects and rank equally with one another. Our Articles of Association provide that we may issue shares of a different class with preferential, deferred, qualified or other special rights, privileges or conditions as our Board of Directors may determine and may issue preference shares which are, or at our option are, subject to redemption, subject to certain limitations. Our directors may issue shares at a premium. If shares are issued at a premium, a sum equal to the aggregate amount or value of the premium will, subject to certain exceptions, be transferred to a share premium account.

All of our ordinary shares are in registered form. We may, subject to the provisions of the Companies Act, purchase our own ordinary shares. However, we may not, except in circumstances permitted by the

Companies Act, grant any financial assistance for the acquisition or proposed acquisition of our ordinary shares.

New Ordinary Shares

New ordinary shares may only be issued with the prior approval in a general meeting of shareholders of our ordinary shares, or ordinary shareholders. The approval, if granted, will lapse at the conclusion of the annual general meeting following the date on which the approval was granted or the date by which such annual general meeting is required to be held, whichever is earlier. Our ordinary shareholders have given us general authority to allot and issue ordinary shares in the capital of our company prior to our next annual general meeting. Subject to the foregoing, the provisions of the Companies Act and any special rights attached to any shares currently issued, all new ordinary shares are under the control of our Board of Directors who may allot and issue the same with such rights and restrictions as it may think fit. Our ordinary shareholders are not entitled to pre-emptive rights under our Articles of Association.

Ordinary Shareholders

Only persons who are registered in our register of shareholders and, in cases in which the person so registered is The Central Depository (Pte) Limited, or CDP, the persons named as the depositors in the depository register maintained by CDP for our ordinary shares, are recognized as shareholders. We will not, except as required by law, recognize any equitable, contingent, future or partial interest in any ordinary share or other rights for any ordinary share other than the absolute right thereto of the registered holder of the ordinary share or of the person whose name is entered in the depository register for that ordinary share. Our register may not be closed for more than 30 days in aggregate in any calendar year. We typically close the register to determine shareholders’ entitlement to receive dividends and other distributions for no more than 10 days a year.

Transfer of Ordinary Shares

There is no restriction on the transfer of fully paid ordinary shares except where required by law or by the rules, bye-laws and/or listing rules of (or governing) any stock exchanges on which we are listed. Our Board of Directors may only decline to register any transfer of ordinary shares which are not fully paid shares or ordinary shares on which we have a lien. Ordinary shares may be transferred by a duly signed instrument of transfer in any form acceptable to our Board of Directors. Our Board of Directors may also decline to register any instrument of transfer unless, among other things, it has been duly stamped and is presented for registration together with a certificate of payment of stamp duty (if any), the share certificate to which the transfer relates and such other evidence of title as they may require. We will replace lost or destroyed certificates for ordinary shares if the applicant pays a fee which will not exceed S$2 and furnishes any evidence and indemnity that our Board of Directors may require.

General Meetings of Shareholders

We are required to hold an annual general meeting every year. Our Board of Directors may convene an extraordinary general meeting whenever it thinks fit and must do so if shareholders representing not less than 10% of the paid-up ordinary share capital of our company request in writing that such a meeting be held. In addition, two or more ordinary shareholders holding not less than 10% of the total number of issued shares of our company (excluding treasury shares) may call a meeting. Unless otherwise required by law or by our Articles of Association, voting at general meetings is by ordinary resolution, requiring an affirmative vote of a simple majority of the votes cast at that meeting. An ordinary resolution suffices, for example, for the appointment of directors. A special resolution, requiring the affirmative vote of at least 75% of the votes cast at the meeting, is necessary for certain matters under Singapore law, including the voluntary winding up of the company, amendments to our Memorandum and Articles of Association, a change of our corporate name and a reduction in our share capital. We must give at least 21 days’ notice in writing for every general meeting convened for the purpose of passing a special resolution. Ordinary resolutions generally require at least 14 days’ notice in writing. The notice must be given to every shareholder who has supplied us with an address in Singapore for the giving of notices and must set forth the place, the day and the hour of the meeting and, in the case of special business, the general nature of that business.

Voting Rights

An ordinary shareholder is entitled to attend, speak and vote at any general meeting, in person or by proxy. A proxy need not be a shareholder. A person who holds ordinary shares through the book-entry clearance system maintained by CDP, is entitled to vote at a general meeting as a shareholder if his name appears on the depository register maintained by CDP 48 hours before the general meeting. Except as otherwise provided under our Articles of Association, two or more shareholders holding at least 33 1/3% of our total number of issued and fully paid up ordinary shares must be present in person or by proxy to constitute a quorum at any general meeting. Under our Articles of Association, on a show of hands, every ordinary shareholder present in person or by proxy shall have one vote (provided that in the vote of a member who is represented by two proxies, only one of the two proxies as determined by that member or, failing such determination, by the chairman of the meeting (or by a person authorized by him) in his sole discretion shall be entitled to vote on a show of hands), and on a poll, every ordinary shareholder present in person or by proxy shall have one vote for each ordinary share held. A poll may be demanded in certain circumstances, including by the chairman of the meeting or by any ordinary shareholder present in person or by proxy and entitled to vote at the meeting.

Dividends

We may, by ordinary resolution of our ordinary shareholders, declare dividends at a general meeting, but we may not pay dividends in excess of the amount recommended by our Board of Directors. We must pay all dividends out of our profits. Our Board of Directors may also declare interim dividends without seeking shareholder approval. All dividends are paid in proportion to the number of shares held by ordinary shareholders but where shares are partly paid, all dividends will be apportioned and paid proportionately to the amounts paid or credited as paid on the partly paid shares, and further that all dividends will be apportioned and paid proportionately to the amounts so paid or credited as paid during any portion or portions of the period in respect of which the dividend is paid, unless the rights attaching to an issue of any ordinary share provide otherwise or as otherwise permitted under the Companies Act. Unless otherwise directed, dividends are paid by cheque or warrant sent through the post to each shareholder at his registered address. Notwithstanding the foregoing, our payment to CDP of any dividend payable to an ordinary shareholder whose name is entered in the depository register shall, to the extent of payment made to CDP, discharge us from any liability to that shareholder in respect of that payment.

Bonus and Rights Issues

Our Board of Directors may, with the approval of our ordinary shareholders at a general meeting, issue bonus shares for which no consideration is payable and/or capitalize any reserves or profits (including profit or monies carried and standing to any reserve account) and distribute the same as bonus shares credited as paid up to the shareholders in proportion to their shareholdings. Our Board of Directors may also issue rights to take up additional ordinary shares to ordinary shareholders in proportion to their shareholdings. Such rights are subject to any conditions attached to such issue and the regulations of any stock exchanges on which we are listed.

Liquidation or Other Return of Capital

If our company liquidates or in the event of any other return of capital, holders of ordinary shares will be entitled to participate in the distribution of any surplus assets (including after paying the preference share liquidation preference) in proportion to their shareholdings.

Limitations on Rights to Hold or Vote Ordinary Shares

Except as described in “— Voting Rights” above, there are no limitations imposed under our Articles of Association on the rights of ordinary shareholders who are non-resident in Singapore to hold or exercise voting rights attached to ordinary shares.

Provisions Discriminating Against Any Existing or Prospective Holder of Ordinary Shares

There are no provisions under our Articles of Association discriminating against any existing or prospective holder of shares as a result of a shareholder owning a substantial number of ordinary shares.

Take-overs

The Singapore Code on Take-overs and Mergers, or the Take-Over Code, regulates the acquisition of ordinary shares of public companies and contains certain provisions that may delay, deter or prevent a future take-over or change in control of our company. If a person acquires an interest (either on his own or together with parties acting in concert with him) in 30% or more of our voting shares or, if such person holding (either on his own or together with parties acting in concert with him) between 30% and 50% (both inclusive) of our voting shares acquires (either on his own or together with parties acting in concert with him) additional voting shares representing more than 1% of our voting shares in any six-month period, he must, except with the consent of the Singapore Securities Industry Council, extend a mandatory take-over offer for the remaining voting shares in accordance with the provisions of the Take-Over Code.

“Parties acting in concert” comprise individuals or companies who, pursuant to an arrangement or understanding (whether formal or informal), co-operate, through the acquisition by any of them of shares in a company, to obtain or consolidate effective control of that company. Certain persons are presumed (unless the presumption is rebutted) to be acting in concert with each other. They are as follows: a company and its related and associated companies and companies whose associated companies include any of these companies; a company and its directors (including their close relatives, related trusts and companies controlled by any of the directors, their close relatives and related trusts); a company and its pension funds and employee share schemes; a person and any investment company, unit trust or other fund whose investment such person manages on a discretionary basis; a financial or other professional adviser and its client in respect of shares held by the adviser and persons controlling, controlled by or under the same control as the adviser and all the funds managed by the adviser on a discretionary basis, where the shareholdings of the adviser and any of those funds in the client total 10% or more of the client’s equity share capital; directors of a company (including their close relatives, related trusts and companies controlled by any of such directors, their close relatives and related trusts) which is subject to an offer or where the directors have reason to believe a bona fide offer for the company may be imminent; partners; and an individual and his close relatives, related trusts, any person who is accustomed to act in accordance with his instructions and companies controlled by the individual, his close relatives, his related trusts or any person who is accustomed to act in accordance with his instructions.

Subject to certain exceptions, the mandatory take-over offer must be in cash or be accompanied by a cash alternative at not less than the highest price paid by the offeror or parties acting in concert with the offeror within the preceding six months.

Under the Take-Over Code, where effective control of a company is acquired or consolidated by a person, or persons acting in concert, a general offer to all other shareholders is normally required. An offeror must treat all shareholders of the same class in an offeree company equally. A fundamental requirement is that shareholders in the company subject to the take-over offer must be given sufficient information, advice and time to consider and decide on the offer.

Indemnity

As permitted by Singapore law, our Articles of Association provide that, subject to the Companies Act, our Board of Directors and officers shall be entitled to be indemnified by us against any liability incurred in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to have been done as an officer, director or employee. We may not indemnify our Directors and officers against any liability which by law would otherwise attach to them in respect of any negligence, default, breach of duty or breach of trust of which they may be guilty in relation to our company.

Substantial Shareholdings

The Companies Act and the Securities and Futures Act, Chapter 289 of Singapore require the substantial shareholders of our company to give notice to our company and the Singapore Exchange Securities Trading Limited, including particulars of their interest and the circumstances by reason of which they have such interest, within two business days of their becoming substantial shareholders of our company and of any change in the percentage level of their interest.

Under the Companies Act, a person has a substantial shareholding in our company if he has an interest (or interests) in one or more voting shares in our company and the total votes attached to that share, or those shares, is not less than 5% of the total votes attached to all the voting shares in our company.

“Percentage level,” in relation to a substantial shareholder, means the percentage figure ascertained by expressing the total votes attached to our voting shares in which the substantial shareholder has an interest or interests immediately before or (as the case may be) immediately after the relevant time as a percentage of the total votes attached to all the voting shares in our company, and, if it is not a whole number, rounding that figure down to the next whole number.

Minority Rights

The rights of minority shareholders of Singapore-incorporated companies are protected under Section 216 of the Companies Act, which gives the Singapore courts a general power to make any order, upon application by any shareholder of our company, as they think fit to remedy any of the following situations:

•	if the affairs of our company are being conducted or the powers of our Board of Directors are being exercised in a manner oppressive to, or in disregard of the interests of, one or more of our shareholders; or

•	if our company takes an action, or threatens to take an action, or our shareholders pass a resolution, or propose to pass a resolution, which unfairly discriminates against, or is otherwise prejudicial to, one or more of our shareholders, including the applicant.

Singapore courts have wide discretion as to the reliefs they may grant and those reliefs are in no way limited to those listed in the Companies Act itself. Without prejudice to the foregoing, Singapore courts may:

•	direct or prohibit any act or cancel or vary any transaction or resolution;

•	regulate the conduct of our affairs in the future;

•	authorize civil proceedings to be brought in the name of, or on behalf of, our company by a person or persons and on such terms as the courts may direct;

•	provide for the purchase of a minority shareholder’s shares by the other shareholders or by our company and, in the case of a purchase of shares by us, a corresponding reduction of our share capital;

•	provide that the Memorandum or Articles of Association be amended; or

•	provide that our company be wound up.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

ADSs represent ownership interests in securities that are on deposit with a depositary bank. Citibank, N.A., located at 388 Greenwich Street, New York, New York 10013, is the depositary bank for our ADSs. ADSs are normally represented by certificates that are commonly known as American Depositary Receipts, or

ADRs. The depositary typically appoints a custodian to safe keep the securities on deposit. Our custodian is Citibank Nominees Singapore Pte Ltd, located at 300 Tampines Avenue #07-00, Tampines Junction, Singapore 529653.

We appointed Citibank, N.A. as our depositary pursuant to a deposit agreement. A copy of the deposit agreement has been filed as an exhibit to our report on Form 6-K (File No. 000-27811), submitted with the SEC on November 23, 1999. You may obtain a copy of this filing as indicated above under “Where You Can Find More Information.”

The following is a summary description of the ADSs and your rights as an owner of ADSs. Please note that your rights and obligations as an owner of ADSs will be determined by the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety as well as the form of ADR attached to the deposit agreement.

Each ADS represents ten ordinary shares on deposit with the custodian bank. An ADS also represents any other property received by the depositary or the custodian on behalf of the owner of the ADS that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations.

If you become an owner of an ADS, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of the ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary bank. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. Although the deposit agreement is governed by New York law, our obligations to the holders of our ordinary shares will continue to be governed by the laws of Singapore, which may be different from the laws in the United States.

As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

Issuance of ADSs upon Deposit of Ordinary Shares

The depositary may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.

When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

•	your ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained;

•	all preemptive and similar rights, if any, with respect to your ordinary shares have been validly waived or exercised;

•	you are duly authorized to deposit the ordinary shares;

•	your ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and are not, and the ADSs issuable upon such deposit will not be, except as provided in the deposit agreement, “restricted securities” (as defined in the deposit agreement); and

•	the ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are false in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Withdrawal of Ordinary Shares upon Cancellation of ADSs

As a holder of ADSs, you will be entitled to present your ADSs to the depositary for cancellation and then receive the underlying ordinary shares at the custodian’s offices. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold an ADR registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and certain other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. As noted above, the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the ordinary shares represented by your ADSs at any time subject to:

•	temporary delays that may arise because the transfer books for the ordinary shares or the ADSs are closed or when ordinary shares are immobilized as a result of a shareholders’ meeting or a payment of dividends, if any;

•	your obligation to pay fees, taxes and similar charges; and

•	restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Dividends and Distributions

As a holder, you generally have the right to receive the distributions we make on the securities deposited with the custodian bank. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will notify the depositary. Upon receipt of such notice, the depositary will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to holders.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The amounts distributed to holders will be net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will apply the same method for distributing the proceeds of the sale of any property, such as undistributed rights, held by the custodian in respect of securities on deposit.

Distributions of Ordinary Shares

Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will notify the depositary bank. Upon receipt of such notice, the depositary bank will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary share ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-ordinary share ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new ordinary shares so distributed.

New ADSs will not be distributed if it would violate a law (i.e., the United States securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it will use its best efforts to sell the ordinary shares received and will distribute the proceeds of the sale as in the case of a distribution of cash.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders, either in cash or in additional shares, we will give prior notice of the distribution to the depositary and will indicate whether we wish the distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practical.

The depositary will make the election available to you only if it is reasonably practical and if we have provided the depositary all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in Singapore would receive for failing to make an election, as more fully described in the deposit agreement.

Distributions of Rights

Whenever we intend to distribute rights to purchase additional ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

The depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs. Upon the exercise of any such rights, you may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs. Please note that the depositary bank is not obligated to establish procedures to facilitate the distribution and exercise of such rights.

The depositary will not distribute the rights to you if:

•	we do not request that the rights be distributed to you or we ask that the rights not be distributed to you; or

•	we fail to deliver satisfactory documents to the depositary bank, such as opinions addressing the lawfulness of the transaction; or

•	it is not reasonably practicable to distribute the rights.

The depositary will sell any rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of the sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse, in which case you will receive no value for such rights.

Other Distributions

Whenever we intend to distribute property other than cash, ordinary shares or rights to purchase additional ordinary shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide the depositary bank all of the documentation contemplated in the deposit agreement, it will distribute the property to you in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

The depositary will not distribute the property to you and will sell the property if:

•	we do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

•	we do not deliver satisfactory documents to the depositary bank; or

•	the depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary. If it is reasonably practicable and if we provide the depositary bank all of the documentation contemplated in the deposit agreement, the depositary will mail notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.

Changes affecting Ordinary Shares

The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a split-up, cancellation, consolidation or reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you or call for the exchange of your existing ADSs for new ADSs. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described under the heading “Description of Ordinary Shares” in this prospectus.

The depositary will mail to you any notice of shareholders’ meeting received from us, together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities represented by the holder’s ADSs in accordance with such voting instructions.

Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner. Securities for which no voting instructions have been received will not be voted.

Fees and Charges

As an ADS holder, you will be required to pay the following service fees to the depositary:

Service	Fees

Issuance of ADSs (including upon conversion into ADSs)	Up to $0.05 per ADS issued
Cancellation of ADSs	Up to $0.05 per ADS canceled
Exercise of rights to purchase additional ADSs	Up to $0.05 per ADS issued
Distribution of shares or other free distributions	Up to $0.05 per ADS held
Distribution of cash upon sale of rights and other entitlements	Up to $0.02 per ADS held

As an ADS holder, you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges such as:

•	fees for the transfer and registration of ordinary shares (i.e., upon deposit and withdrawal of ordinary shares);

•	expenses incurred for converting foreign currency into U.S. dollars;

•	expenses for cable, telex and fax transmissions and for delivery of securities; and

•	taxes and duties upon the transfer of securities (i.e., when ordinary shares are deposited or withdrawn from deposit).

We have agreed to pay certain other charges and expenses of the depositary. Please note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes.

Amendments and Termination

We may agree with the depositary to modify the deposit agreement at any time without your consent. Except in very limited circumstances enumerated in the deposit agreement, we have agreed to give holders 30 days’ prior notice of any modifications that would prejudice any of their substantial rights under the deposit agreement.

You will be bound by any modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs, except as permitted by law.

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination.

Upon termination of the deposit agreement, the following will occur:

•	for a period of six months after termination, you will be able to request the cancellation of your ADSs and the withdrawal of the ordinary shares represented by your ADSs and the delivery of all other property held by the depositary in respect of those ordinary shares on the same terms as prior to the termination. During such six month period, the depositary bank will continue to collect all distributions received on the ordinary shares on deposit (i.e., dividends) but will not distribute any such property to you until you request the cancellation of your ADSs; and

•	after the expiration of such six month period, the depositary may sell the securities held on deposit. The depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect these records at the depositary’s office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary will maintain in The City of New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary’s obligations to you. We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith. Please note the following:

•	The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•	The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

•	We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

•	We and the depositary disclaim any liability if we are prevented or forbidden from acting on account of any law or regulation, any provision of our Memorandum and Articles of Association, any provision of any securities on deposit or by reason of any act of God or war or other circumstances beyond our control.

•	We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for the deposit agreement or in our Memorandum and Articles of Association or in any provisions of securities on deposit.

•	We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADSs or authorized representative thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

•	We and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit which is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you.

•	We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

Pre-Release Transactions

The depositary may, under certain circumstances, issue ADSs before receiving a deposit of ordinary shares or release ordinary shares before receiving ADSs. These transactions are commonly referred to as “pre-release transactions.” The deposit agreement limits the aggregate size of pre-release transactions and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The deposit agreement requires that the ADSs be fully collateralized before any ADSs are pre-released. The depositary may retain the compensation received from the pre-release transactions.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained by you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

•	convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical;

•	distribute the foreign currency to holders for whom the distribution is lawful and practical; and

•	hold the foreign currency, without liability for interest, for the applicable holders.

DESCRIPTION OF PREFERENCE SHARES

Our Articles of Association provide that we may issue shares of a different class with preferential, deferred, qualified or other special rights, privileges or conditions as our Board of Directors may determine and may issue preference shares which are, or at our option are, subject to redemption, subject to certain limitations. The transfer agent, registrar, and dividend disbursement agent for a series of preference shares will be named in a prospectus supplement. The registrar for preference shares, if any, will send notices to shareholders of any meetings at which holders of the preference shares have the right to elect directors or to vote on any other matter. If we offer preference shares, the specific designations and rights will be described in a prospectus supplement and a description will be filed with the SEC. The prospectus supplement will also set forth some or all of the following terms regarding the preference shares:

•	specific designation;

•	number of shares;

•	liquidation value;

•	dividend rights;

•	liquidation and redemption rights;

•	voting rights;

•	other rights, including conversion or exchange rights, if any; and

•	any other specific terms.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase ordinary shares, ADSs, preference shares, debt securities or other securities. We may issue warrants independently or together with other securities that may be attached to or separate from the warrants. These warrants may be in the form of rights and such rights may or may not be transferable by the shareholder receiving the rights. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. The terms of warrants will be set forth in a prospectus supplement which will describe, among other things:

•	the designation of the warrants;

•	the securities into which the warrants are exercisable;

•	the exercise price;

•	the aggregate number of warrants to be issued;

•	the principal amount of securities purchasable upon exercise of each warrant;

•	the price or prices at which each warrant will be issued;

•	the procedures for exercising the warrants;

•	the date upon which the exercise of warrants will commence;

•	the expiration date;

•	the extent to which the warrants are transferable;

•	the extent to which the warrants may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of rights; and

•	any other material terms of the warrants.

SELLING SHAREHOLDER

The selling shareholder is STS (or its pledgee or donee). The selling shareholder may offer, in the aggregate, an indeterminate number of ordinary shares (directly or in the form of ADSs) up to a total dollar amount of $1,000,000,000. As of March 9, 2009, the selling shareholder owned in the aggregate, 1,510,324,883 of our ordinary shares, representing approximately 59.36% of our outstanding ordinary shares. The prospectus supplement for any offering of the ordinary shares (directly or in the form of ADSs) by the selling shareholder will include the following information:

•	the name of the selling shareholder;

•	the number of ordinary shares (directly or in the form of ADSs) held by the selling shareholder;

•	the percentage of ordinary shares (directly or in the form of ADSs) held by the selling shareholder; and

•	the number of ordinary shares (directly or in the form of ADSs) offered by the selling shareholder.

PLAN OF DISTRIBUTION

We and/or the selling shareholder may sell or distribute the securities from time to time in one or more public or private transactions:

•	through underwriters;

•	through agents;

•	to dealers;

•	directly to one or more purchasers; or

•	through a combination of any of the above.

In particular, the selling shareholder (including any donee or pledge thereof) may sell or distribute its ordinary shares (directly or in the form of ADSs) from time to time in one or more public or private transactions, including:

•	block trades;

•	on any exchange or in the over-the-counter market;

•	in transactions otherwise than on an exchange or in the over-the-counter market;

•	through the writing of put or call options relating to such securities;

•	the short sales of such securities;

•	through the lending of such securities;

•	through the distribution of such securities by the selling shareholder to its partners, members or shareholders; or

•	through a combination of any of the above.

Any sale or distribution may be effected by us or the selling shareholder:

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated or fixed prices.

A prospectus supplement will set forth the terms of each specific offering, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to us and/or the selling shareholder from such sales or distribution, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In compliance with certain guidelines of the Financial Industry Regulatory Authority, or FINRA, with respect to shelf registration statements, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

In addition, we may distribute the securities as a dividend or in a rights offering to our existing security holders. In some cases, we and/or the selling shareholder or dealers acting for us and/or the selling shareholder or on behalf of us and/or the selling shareholder may also repurchase securities and reoffer them to the public by one or more of the methods described above.

In the case of a rights offering, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. If we enter into a standby underwriting agreement, we may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a rights offering for us. Ordinary shares (directly or in the form of ADSs) subscribed by the selling shareholder or, where the rights offering involves standby underwriters, subscribed by the standby underwriters may be resold by them by one or more of the methods described above.

Through Underwriters

If underwriters are used in a sale or distribution, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell or distribute the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the underwriters will be obligated to purchase all the securities if any are purchased.

During and after an offering through underwriters, the underwriters may purchase and sell or distribute the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for the securities they sell or distribute for their account may be reclaimed by the syndicate if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities then offered, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

Through Agents or to Dealers

We and/or the selling shareholder may sell or distribute the securities directly or through agents we and/or the selling shareholder designate from time to time. Any agent involved in the offer or sale or distribution of the securities covered by this prospectus will be named, and any commissions payable by us and/or the selling shareholder to an agent will be set forth, in a prospectus supplement relating thereto. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If dealers are used in any of the sales or distribution of securities covered by this prospectus, we and/or the selling shareholder will sell those securities to dealers as principals. The dealers may then resell the securities to the public at varying prices the dealers determine at the time of resale. The names of the dealers and the terms of the transactions will be set forth in a prospectus supplement.

Direct Sales

We and/or the selling shareholder may sell or distribute the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof. The terms of any such sales will be described in a prospectus supplement.

Delayed Delivery

If so indicated in a prospectus supplement, we and/or the selling shareholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us and/or the selling shareholder at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Derivative Transactions and Hedging

We and/or the selling shareholder and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we and/or the selling shareholder may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales or distributions of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us and/or the selling shareholder or others (or, in the case of derivatives, securities received from us and/or the selling shareholder in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We or the selling shareholder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General

Agents, dealers, the selling shareholder and direct purchasers that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and/or the selling shareholder and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled under agreements entered into with us and/or the selling shareholder to indemnification by us and/or the selling shareholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services on our and/or the selling shareholder’s behalf.

The selling shareholder also may resell all or a portion of its ordinary shares (in the form of ADSs) in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

Unless otherwise set forth in the prospectus supplement, each series of offered securities will be a new issue and will have no established trading market. Any series of offered securities may, but are not expected to, be listed on any securities exchange. Any underwriters that we use in the sale or distribution of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

LEGAL MATTERS

Some legal matters relating to the validity of the debt securities and the warrants will be passed upon by Latham & Watkins LLP. The validity of our ordinary shares, preference shares, debt securities and the warrants will be passed upon by Allen & Gledhill LLP, our Singapore counsel. Latham & Watkins LLP may rely upon Allen & Gledhill LLP with respect to some matters governed by Singapore law.

EXPERTS

Our consolidated financial statements as of December 31, 2007 and 2008, and for each of the years in the three-year period ended December 31, 2008 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Silicon Manufacturing Partners Pte Ltd as of December 31, 2007 and 2008, and for each of the twelve-month periods ended December 31, 2006 and 2007, and the year ended December 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Chartered Semiconductor Manufacturing (Tampines) Pte. Ltd. (formerly known as Hitachi Semiconductor Singapore Pte. Ltd.) as of March 31, 2007 and March 30, 2008, and for each of the two years in the period ended March 31, 2007 and for the period from April 1, 2007 to March 30, 2008, appearing in Chartered Semiconductor Manufacturing Ltd.’s report on Form 6-K dated February 27, 2009, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Indemnification of Directors and Officers
     Our Articles of Association provide that all of our directors, auditors, secretaries and other officers shall be entitled to be indemnified by our company against all costs, charges, losses, expenses and liabilities incurred by them in the execution and discharge of their duties or in relation thereto, including any liabilities in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by them as an officer or employee of our company. Our Articles of Association further provide that none of our directors, managers, secretaries or other officers shall be liable:
•	for the acts, receipts, neglects or defaults of any other director or officer,

•	for joining in any receipt or other act for conformity, for any loss or expense happening to our company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of our company,

•	for the insufficiency or deficiency of any security in or upon which any of the moneys of our company shall be invested,

•	for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left, or

•	for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of their office or in relation thereto, unless the same shall happen through their own negligence, willful default, breach of duty or breach of trust.
     The indemnification provisions in our Articles of Association are subject to the provisions of and so far as may be permitted by the Companies Act (Chapter 50) of Singapore, or the Companies Act.
     Under the Companies Act, any provision, whether in the articles of association or in any contract with a company or otherwise, for exempting any officer or auditor of the company from, or indemnifying him against, any liability which by law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company, shall be void. However, the Companies Act further provides that the foregoing restriction shall not prevent a company from purchasing and maintaining for any such officer insurance against any such liability.
     In accordance with our Articles of Association and the provisions of the Companies Act, we have obtained directors and officers insurance providing indemnification for certain of our directors, officers, affiliates and employees for certain liabilities.
Item 9. Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

4.1+	Form of Indenture.

4.2.1(1)	Specimen certificate for ordinary shares issued prior to January 30, 2006.

4.2.2(2)	Specimen certificate for ordinary shares transferred on and after January 30, 2006 in respect of ordinary shares issued before January 30, 2006.

4.3.1(3)	Deposit Agreement dated November 4, 1999 by and among the company, Citibank, N.A. and the holders and beneficial owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder (including as an exhibit, the form of American Depositary Receipt).

Exhibit No.	Description

4.3.2(4)	Letter Agreement dated September 26, 2007 by and between the company and Citibank, N.A., supplementing the Deposit Agreement dated November 4, 1999 by and among the company, Citibank, N.A. and the holders and beneficial owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder.

4.4*	Form of Debt Security.

4.5*	Form of Specimen Certificate for Preference Shares.

4.6*	Form of Warrant Agreement.

4.7*	Form of Warrant Certificate.

4.8(5)	Memorandum and Articles of Association of the Company.

5.1+	Opinion of Allen & Gledhill LLP regarding the validity of the equity securities, warrants and debt securities.

5.2+	Opinion of Latham & Watkins LLP regarding the validity of the warrants and debt securities.

12.1**	Statement Regarding Computation of Ratios.

23.1.1**	Consent of KPMG Relating to Incorporation of Audit Reports Relating to Chartered Semiconductor Manufacturing Ltd.

23.1.2**	Consent of KPMG Relating to Incorporation of Audit Report Relating to Silicon Manufacturing Partners Pte Ltd.

23.1.3**	Consent of Ernst & Young LLP.

23.2+	Consent of Allen & Gledhill LLP (included in Exhibit 5.1).

23.3+	Consent of Latham &Watkins LLP (included in Exhibit 5.2).

24.1+	Powers of Attorney (included as part of signature page).

25.1*	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, amended.

*	To be filed as an exhibit to a post-effective amendment to this registration statement or submitted as an exhibit to a report on Form 6-K to be filed under the Exchange Act and incorporated herein by reference.

**	Filed herewith.

+	Filed previously.

(1)	Filed as an exhibit to our Amended Registration Statement on Form F-1/A, as filed with the Securities and Exchange Commission on October 25, 1999, which exhibit is incorporated herein by reference.

(2)	Filed as an exhibit to our Annual Report on Form 20-F (File No. 000-27811), as filed with the Securities and Exchange Commission on March 15, 2007, which exhibit is incorporated herein by reference.

(3)	Submitted as an exhibit to our report on Form 6-K (File No. 000-27811), as submitted with the Securities and Exchange Commission on November 23, 1999, which exhibit is incorporated herein by reference.

(4)	Submitted as an exhibit to our report on Form 6-K (File No. 000-27811), as submitted with the Securities and Exchange Commission on November 7, 2007, which exhibit is incorporated herein by reference.

(5)	Filed as an exhibit to our Registration Statement on Form F-1 (Registration No. 333-88397), as filed with the Securities and Exchange Commission on October 4, 1999. The Memorandum and Articles of Association were amended by special resolutions of our shareholders passed on May 30, 2001, May 15, 2002, August 17, 2005 and April 24, 2007, and by an ordinary resolution of our shareholders passed on April 28, 2005. A copy of the reprinted version of our Memorandum and Articles of Association, incorporating all the amendments made thereto up to April 24, 2007, was filed as an exhibit to our report on Form 6-K (File No. 000-27811), as submitted with the Securities and Exchange Commission on August 2, 2007, which exhibit is incorporated herein by reference.

Item 10. Undertakings
(A)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(A)	The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(B)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)	The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(D)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(E)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Republic of Singapore, on March 9, 2009.

CHARTERED SEMICONDUCTOR MANUFACTURING LTD.
By:	/s/ George Thomas
Name:	George Thomas
Title:	Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on March 9, 2009:

Signature	Title

* James A. Norling	Chairman of the Board

* Chia Song Hwee	President and Chief Executive Officer (principal executive officer)

/s/ George Thomas George Thomas	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)

* Andre Borrel	Director

* Charles E. Thompson	Director

* Tay Siew Choon	Director

Signature	Title

* Peter Seah Lim Huat	Director

* Philip Tan Yuen Fah	Director

* Pasquale Pistorio	Director

* Steven H. Hamblin	Director

* Maurizio Ghirga	Director

* Michael J Rekuc	Authorized Representative in the United States

*	By:	/s/ George Thomas
George Thomas
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

4.1+	Form of Indenture.

4.2.1(1)	Specimen certificate for ordinary shares issued prior to January 30, 2006.

4.2.2(2)	Specimen certificate for ordinary shares transferred on and after January 30, 2006 in respect of ordinary shares issued before January 30, 2006.

4.3.1(3)	Deposit Agreement dated November 4, 1999 by and among the company, Citibank, N.A. and the holders and beneficial owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder (including as an exhibit, the form of American Depositary Receipt).

4.3.2(4)	Letter Agreement dated September 26, 2007 by and between the company and Citibank, N.A., supplementing the Deposit Agreement dated November 4, 1999 by and among the company, Citibank, N.A. and the holders and beneficial owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder.

4.4*	Form of Debt Security.

4.5*	Form of Specimen Certificate for Preference Shares.

4.6*	Form of Warrant Agreement.

4.7*	Form of Warrant Certificate.

4.8(5)	Memorandum and Articles of Association of the Company.

5.1+	Opinion of Allen & Gledhill LLP regarding the validity of the equity securities, warrants and debt securities.

5.2+	Opinion of Latham & Watkins LLP regarding the validity of the warrants and debt securities.

12.1**	Statement Regarding Computation of Ratios.

23.1.1**	Consent of KPMG Relating to Incorporation of Audit Reports Relating to Chartered Semiconductor Manufacturing Ltd.

23.1.2**	Consent of KPMG Relating to Incorporation of Audit Report Relating to Silicon Manufacturing Partners Pte Ltd.

23.1.3**	Consent of Ernst & Young LLP.

23.2+	Consent of Allen & Gledhill LLP (included in Exhibit 5.1).

23.3+	Consent of Latham &Watkins LLP (included in Exhibit 5.2).

24.1+	Powers of Attorney (included as part of signature page).

25.1*	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, amended.

*	To be filed as an exhibit to a post-effective amendment to this registration statement or submitted as an exhibit to a report on Form 6-K to be filed under the Exchange Act and incorporated herein by reference.

**	Filed herewith.

+	Filed previously.

(1)	Filed as an exhibit to our Amended Registration Statement on Form F-1/A, as filed with the Securities and Exchange Commission on October 25, 1999, which exhibit is incorporated herein by reference.

(2)	Filed as an exhibit to our Annual Report on Form 20-F (File No. 000-27811), as filed with the Securities and Exchange Commission on March 15, 2007, which exhibit is incorporated herein by reference.

(3)	Submitted as an exhibit to our report on Form 6-K (File No. 000-27811), as submitted with the Securities and Exchange Commission on November 23, 1999, which exhibit is incorporated herein by reference.

(4)	Submitted as an exhibit to our report on Form 6-K (File No. 000-27811), as submitted with the Securities and Exchange Commission on November 7, 2007, which exhibit is incorporated herein by reference.

(5)	Filed as an exhibit to our Registration Statement on Form F-1 (Registration No. 333-88397), as filed with the Securities and Exchange Commission on October 4, 1999. The Memorandum and Articles of Association were amended by special resolutions of our shareholders passed on May 30, 2001, May 15, 2002, August 17, 2005 and April 24, 2007, and by an ordinary resolution of our shareholders passed on April 28, 2005. A copy of the reprinted version of our Memorandum and Articles of Association, incorporating all the amendments made thereto up to April 24, 2007, was filed as an exhibit to our report on Form 6-K (File No. 000-27811), as submitted with the Securities and Exchange Commission on August 2, 2007, which exhibit is incorporated herein by reference.